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                                                                    Exhibit 23.4

                   CONSENT OF AUSTIN FINANCIAL SERVICES, INC.
                   ------------------------------------------


We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Columbia Bancorp relating to the registration of shares of Columbia Bancorp common stock to be issued in connection with the proposed acquisition of Suburban Bancshares. We also consent to the inclusion of our opinion letter as an Appendix to the proxy statement-prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the proxy statement-prospectus.

                                        AUSTIN FINANCIAL SERVICES, INC.



                                        By: /s/ Craig D. Bernard
                                            ____________________________
                                            Craig D. Bernard
                                            Executive Vice President

Date:  November 30, 1999